Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 20,  2018, by and among Trinseo US Holding, Inc. (formerly, Styron US Holding, Inc.), a Delaware corporation (the “Company”), Trinseo S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (“Parent”), and Christopher D. Pappas (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company, Parent and the Executive entered into an Employment Agreement originally executed on April 11, 2013, amended on March 30, 2016 and further amended and restated effective December 21, 2017 (collectively, the “Agreement”);

WHEREAS, the Executive has announced, and notified the Company and the Parent of, his intent to retire in 2019;

WHEREAS, the Company and the Parent desire to continue the employment of the Executive as the Chief Executive Officer for a period of time until a successor is on boarded and then in a different capacity as a Special Advisor to the successor Chief Executive Officer to support and a provide an overlapping transition for an additional period of time;

WHEREAS, the Executive wishes to assist with such orderly transition; and

WHEREAS, the Company, Parent and the Executive desire to amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         AMENDMENTS.

A.        Notwithstanding anything in Section 1 of the Agreement to the contrary, the Executive shall serve as Chief Executive Officer of the Company and Parent until a successor is hired and employed ("Transition Date") as a new Chief Executive Officer and President of the Company and Parent.  Thereafter, the Executive shall serve as Special Advisor to the Chief Executive Officer with the Executive’s responsibilities adjusted mutatis mutandis.

B.         Section 2 of the Agreement is hereby amended and restated to read in full as follows:

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2.   EMPLOYMENT TERM.  The Company agrees to employ the Executive pursuant to the terms of this Agreement, and the Executive agrees to be so employed, commencing on the Effective Date and ending on a mutually agreeable date that is no earlier than one (1) month following the Transition Date and no later than three (3) months following the Transition Date, or an earlier date if the Executive's employment is terminated in accordance with Section 7 or 8 hereof. The period of time between the Effective Date and the termination of the Executive’s employment hereunder shall be referred to herein as the “Employment Term.”

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C.         Notwithstanding anything in Section 3 or Section 4 of the Agreement to the contrary, respectively, the Executive’s Base Salary for calendar year 2019 shall remain $1,200,000 and the Target Bonus for calendar year 2019 shall remain equal to 150% of the Executive’s Base Salary.

D.        Section 5 of the Agreement is hereby amended and restated to read in full as follows:

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5.   EQUITY AWARD.  The Company shall grant to the Executive incentive equity awards in calendar year 2018 as herein defined and for subsequent calendar years as may be determined and adjusted from time to time, (the “Incentive Equity Awards”), with grant date fair value equal to 480% of Base Salary for calendar year 2018, in each case, in the same form and subject to the same vesting terms and conditions as incentive equity awards granted to similarly situated senior executives of the Company; provided that the definition of “Retirement” applicable to the outstanding Incentive Equity Awards shall mean (i)  a termination of Employment by the Company without Cause, (ii) a termination of Employment by the Executive with Good Reason, or (iii) any termination of Employment after December 31, 2018.  Notwithstanding anything above to the contrary, the Executive’s Incentive Equity Award in calendar year 2019 shall be as follows:

i.       Performance Share Units with grant date fair value equal to $2,304,000;

ii.      Restricted Share Units with grant date fair value equal to $1,728,000; and

iii.     Stock Options with grant date fair value equal to $144,000.

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E.         Notwithstanding anything in Section 7(e) of the Agreement to the contrary, neither the Executive’s change in title and responsibilities as described in Section 1(A) of this Amendment, nor the change in the Executive’s Incentive Equity Award in calendar year 2019 as described in Section 1(A) and Section 1(D) of this Amendment, shall give rise to Good Reason.

F.         Section 8(f) of the Agreement is hereby amended and restated to read in full as follows:

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(f)              CODE SECTION 280G.

(i)         Change in Control Prior to Publicly Traded Equity of Company.  So long as the Company is described in Section 280G(b)(5)(A)(ii)(I) of the Code, in the event that any payment that is either received by the Executive or paid by the Company on the Executive’s behalf or any property, or any other benefit provided to the Executive under the Agreement or under any other plan, arrangement or agreement with the Company or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Executive’s employment by the Company) (collectively the “Company Payments”), would be subject to the tax imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) (the “Excise Tax”), the Company shall, with respect to such Company Payments, use its reasonable best efforts to obtain a vote satisfying the requirements of Section 280G(b)(5) of the Code, such that no portion of the Company Payments will be subject to such Excise Tax.  In the event that a vote satisfying the requirements of Section 280G(b)(5) of the Code is not obtained for any reason, then the Executive will be entitled to receive a portion of the Company Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code) (the “Safe Harbor Amount”). Any reduction of the Company Payments pursuant to the foregoing shall occur in the following order: (A) any cash severance payable by reference to the Executive’s Base Salary or Annual Bonus; (B) any other cash amount payable to the Executive; (C) any benefit valued as a “parachute payment;” and (D) acceleration of vesting of any equity award.

(ii)       Change in Control Upon or Following Publicly Traded Equity of Company.  In the event that Company Payments become payable to the Executive during any period in which the Company is not an entity described in Section 280G(b)(5)(A)(ii)(I) of the Code, if the Company Payments will be subject to the Excise Tax, then the Executive will be entitled to receive either (A) the full amount of the Company Payments, or (B) a portion of the Company Payments having a value equal to the Safe Harbor Amount, whichever of clauses (A) and (B), after taking into account applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest portion of the Company Payments.  Any reduction of the Company Payments pursuant to the foregoing shall occur in the same manner as provided in the last sentence of Section 8(f)(i) hereof.

(iii)      Accountants.  Any determination required under this Section 8(f) shall be made in writing by the independent public accountants of the Company, whose determination shall be conclusive and binding for all purposes upon the Company and the Executive.  For purposes of making any calculation required by this Section 8(f), such accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code; provided, however, the accountants will factor in the adverse value to the

Executive of the non-competition restriction set forth in Section 10(b) in determining such calculation.

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G.        Exhibit C shall be deleted in its entirety and on the page labeled SIGNATURE PAGE TO AMENDED & RESTATED EMPLOYMENT AGREEMENT the reference to “Exhibit C – SECTION 280G PROVISIONS” shall be deleted in its entirety and replaced with “Exhibit C – [RESERVED].”

2.         AFFIRMATION.  This Amendment is to be read and construed with the Agreement as constituting one and the same agreement.  Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3.         DEFINED TERMS.  All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4.         COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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SIGNATURE PAGE TO

AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TRINSEO US HOLDING, INC.

By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas
Title: SVP, Chief Legal Officer

TRINSEO S.A.

By:	/s/ Stephen Zide
Name: Stephen Zide
Title: Chairman

EXECUTIVE

By:	/s/ Christopher D. Pappas
Christopher D. Pappas